Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-122917) on Form N-1A of Toews Hedged Emerging Markets Fund, Toews Hedged Growth Allocation Fund, Toews Hedged High Yield Bond Fund, Toews Hedged International Developed Markets Fund, Toews Hedged Large Cap Fund, Toews Hedged Small & Mid Cap Fund, each a series of the Northern Lights Fund Trust, of our report dated July 1, 2013, relating to our audits of the financial statements and financial highlights, which appear in the Annual Report on Form N-CSR of Toews Hedged Emerging Markets Fund, Toews Hedged Growth Allocation Fund, Toews Hedged High Yield Bond Fund, Toews Hedged International Developed Markets Fund, Toews Hedged Large Cap Fund, Toews Hedged Small & Mid Cap Fund, each a Series of the Northern Lights Fund Trust, as of and for the year ended April 30, 2013.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" appearing in the Statement of Additional Information and "Financial Highlights" appearing in the Prospectus, which are part of this Registration Statement.

/s/McGladrey LLP

Denver, Colorado

August 28, 2013